UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 28, 2011

PMC-Sierra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 18, 2010, PMC-Sierra, Inc. (“PMC” or the “Company”) completed its previously announced acquisition of Wintegra, Inc. (“Wintegra”), a privately held Delaware corporation, pursuant to an amendment (the “Amendment”) to the Agreement and Plan of Merger dated as of October 21, 2010 (“the Merger Agreement”). The Company’s acquisition, pursuant to the Merger Agreement, was effected by merging Merger Sub into Wintegra, with Wintegra continuing on as the surviving corporation and as a direct wholly-owned subsidiary of PMC (the “Merger”).

The foregoing descriptions of the Merger Agreement and the Amendment are not intended to be complete and are qualified in their entirety by reference to the Merger Agreement and the Amendment. The Merger Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 26, 2010 and is incorporated herein by reference. A copy of the Amendment was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on November 18, 2010 and is incorporated herein by reference.

As consideration for the Merger and pursuant to the terms of the Merger Agreement, PMC paid $240 million, as adjusted pursuant to the Merger Agreement, in exchange for all outstanding equity interests in Wintegra. Unvested Wintegra options that were outstanding at the effective time of the Merger were exchanged into PMC options in the manner described in the Merger Agreement. All other equity interests in Wintegra were exchanged for cash. PMC funded the cash consideration paid at closing from the proceeds of the Credit Agreement, whereby Bank of America, N.A. (the “borrower”) loaned $220 million to the Company to finance this transaction.

In addition to the consideration paid at the effective time, subject to the terms and conditions of the Merger Agreement, Wintegra equity holders may be entitled to receive an additional earn-out payment, not to exceed $60 million, calculated on the basis of Wintegra’s calendar year 2011 revenue above an agreed threshold as described in the Merger Agreement.

A sum of $24 million, deducted from the initial merger consideration, was deposited into an escrow account and will be held for a period of 15 months to secure the indemnification obligations of Wintegra equity holders under the Merger Agreement.

This Current Report on Form 8-K/A is being filed to provide the financial statements and pro forma information described in Item 9.01 below. These financial statements and information are filed as Exhibits 99.1 and 99.2. On a going forward basis, the results of Wintegra will be consolidated in the financial results of the Company from November 19, 2010.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The required financial statements of Wintegra as of and for the nine months ended September 30, 2010 and 2009, and as of and for the year ended December 31, 2009, are attached hereto as Exhibit 99.1 and are included herein.

(b)	Pro forma financial information.

Unaudited pro forma condensed combined financial information as of, and for the nine months ended September 26, 2010 and for the year ended December 27, 2009 is attached hereto as Exhibit 99.2.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, an Independent Auditor for Wintegra, Inc.

99.1	Consolidated financial statements of Wintegra, Inc. as of and for the year ended December 31, 2009, and as of and for the nine months ended September 30, 2010.

99.2	Unaudited Pro Forma Condensed Combined Balance Sheet as of September 26, 2010 and Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 26, 2010 and for the year ended December 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

By:	/s/ Michael W. Zellner
Michael W. Zellner Vice President Chief Financial Officer

Date: January 28, 2011

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, an Independent Auditor for Wintegra, Inc.

99.1	Consolidated financial statements of Wintegra, Inc. as of and for the year ended December 31, 2009, and as of and for the nine months ended September 30, 2010 and September 30, 2009.

99.2	Unaudited Pro Forma Condensed Combined Balance Sheet as of September 26, 2010 and Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 26, 2010 and for the year ended December 27, 2009.